EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Moog Inc. Retirement Savings Plan of our reports dated March 11, 2016, with respect to the financial statements and schedule of the Moog Inc. Retirement Savings Plan included in the Plan's Annual Report (Form 11-K) for the year ended September 30, 2015, filed with the Securities and Exchange Commission.

/s/ Freed Maxick CPAs P.C.

Buffalo, New York
August 30, 2016